Exhibit 99.1

Crown Crafts Announces Financial Results for First Quarter Fiscal 2027

Gonzales, Louisiana – August 12, 2026, Crown Crafts, Inc. (NASDAQ-CM: CRWS) (the “Company”) a producer, designer, and distributor of infant, toddler, and juvenile consumer products, today reported results for the first quarter fiscal year 2027, which ended June 28, 2026.

First Quarter Fiscal 2027 Summary

●	Net sales of $16.8 million increased from $15.5 million in the prior-year quarter

●

Gross profit margin increased to 47.9% from 22.7% in the prior-year quarter, reflecting tariff refunds recorded in the first quarter of 2027. Adjusted for tariff refunds, gross profit margin would have been 25.6%, up 290 basis points year over year

●	Net income of $2.1 million, or $0.19 per share, increased from a net loss of $1.1 million, or $0.10 per share, in the prior-year quarter

●	Declared a quarterly dividend of $0.03 per share on Series A common stock

“Our new fiscal year is off to a solid start with year-over-year growth, expansion of our gross margin, and positive net income, even when adjusting for tariff refunds net of related expenses,” said Olivia Elliott, President and Chief Executive Officer. “Our team is energized and while industry conditions remain soft, we’re encouraged by our top line growth, and in particular a strong international reception for Groovy Girls with sales exceeding our expectations. This is just one of our many exciting products that provide us with optimism over our future sales outlook. Until conditions normalize, we’re focused on strategic pricing, driving a favorable mix of higher-margin products, and continued spending discipline. To help us execute on our growth opportunities, debt reduction and warehouse consolidation over the next two years, our Board right-sized our quarterly dividend to $0.03 per share which will free up meaningful funding for these initiatives that will drive future profitability. We enter the new fiscal year well positioned to drive growth and profitability through creative product development and the ongoing tremendous efforts of our entire team.”

First Quarter Fiscal 2027 Results

Net sales increased to $16.8 million for the three-month period ended June 28, 2026, up from $15.5 million for the three-month period ended June 29, 2025. Gross profit was $8.0 million, up from $3.5 million in the prior-year period, benefitting from $3.7 million in tariff refunds recorded to cost of products sold during the current period. Without tariff refunds, gross margin on net sales was 25.6% which improved by 290 basis points year over year.

Marketing and administrative expenses of $5.2 million compare to $4.7 million in the year-earlier period reflecting an increase in accrued incentive compensation associated with tariff refunds of $529 thousand as compared to the prior year. Net income improved to $2.1 million, or $0.19 per diluted share, up from a net loss of $1.1 million, or $0.10 per diluted share in the prior-year first quarter.

Quarterly Cash Dividend

The Board of Directors declared a quarterly cash dividend on the Company’s Series A common stock of $0.03 per share, which will be paid on October 2, 2026 to stockholders of record at the close of business on September 11, 2026.

Conference Call

The Company will host a teleconference today at 4:00 p.m. CT to discuss results. Interested individuals may join the teleconference by dialing (844) 539-3703 or (412) 652-1273 and asking to join the Crown Crafts, Inc. call. The teleconference can also be accessed in listen-only mode by visiting the Company’s website at www.crowncrafts.com. The financial information to be discussed during the teleconference may be found on the investor relations portion of the Company’s website after earnings are released.

A telephone replay of the teleconference will be available three hours after the call through August 26, 2026. To access the replay, dial (844) 512-2921 in the United States or (412) 317-6671 from international locations and enter replay access code 13761760.

About Crown Crafts, Inc.

Founded in 1957, Crown Crafts, Inc. designs, markets, and distributes infant, toddler, and juvenile consumer products including infant bedding, toddler bedding, diaper bags, bibs, toys, and disposable products. The Company primarily operates through its wholly owned subsidiaries, NoJo Baby & Kids, Inc. and Sassy Baby, Inc., which market a variety of infant, toddler, and juvenile products under Company-owned trademarks (Sassy®, NoJo®, Manhattan Toy®, Baby Boom® and Neat Solutions®), as well as licensed collections and exclusive private label programs. Sales are made directly to retailers such as mass merchants, large chain stores, juvenile specialty stores, value channel stores, grocery and drug stores, restaurants, wholesale clubs, internet-based retailers and direct-to-consumers through the Company’s websites. For more information, visit www.crowncrafts.com.

Forward-Looking Statements

The foregoing contains forward-looking statements within the meaning of the Securities Act of 1933, the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such statements are based upon management’s current expectations, projections, estimates and assumptions. Words such as “expects,” “believes,” “anticipates” and variations of such words and similar expressions identify such forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause future results to differ materially from those suggested by the forward-looking statements. These risks include, among others, general economic conditions, including the impact of increased U.S. tariffs and any retaliatory measures by impacted exporting countries, the Company’s ability to mitigate the impact of such tariffs, changes in interest rates, in the overall level of consumer spending and in the price of oil, cotton and other raw materials used in the Company’s products, changing competition, changes in the retail environment, the Company’s ability to successfully integrate newly acquired businesses, the level and pricing of future orders from the Company’s customers, the extent to which the Company’s business is concentrated in a small number of customers, the Company’s dependence upon third-party suppliers, including some located in foreign countries, customer acceptance of both new designs and newly-introduced product lines, actions of competitors that may impact the Company’s business, disruptions to transportation systems or shipping lanes used by the Company or its suppliers, and the Company’s dependence upon licenses from third parties. Reference is also made to the Company’s periodic filings with the Securities and Exchange Commission for additional factors that may impact the Company’s results of operations and financial condition. The Company does not undertake to update the forward-looking statements contained herein to conform to actual results or changes in our expectations, whether as a result of new information, future events or otherwise.

Contact:

Claire Spencer

Vice President and Chief Financial Officer

Investor@crowncrafts.com

CROWN CRAFTS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
THREE-MONTH PERIODS ENDED JUNE 28, 2026 AND JUNE 29, 2025
(amounts in thousands, except per share amounts)

	June 28, 2026	June 29, 2025

Net sales	$16,766	$15,478
Cost of products sold	8,735	11,960
Gross profit	8,031	3,518
Marketing and administrative expenses	5,232	4,717
Income (loss) from operations	2,799	(1,199)
Other income (expense):
Interest expense - net of interest income	(190)	(283)
Other income - net	165	99
Income (loss) before income tax expense	2,774	(1,383)
Income tax expense (benefit)	714	(279)
Net income (loss)	$2,060	$(1,104)

Weighted average shares outstanding:
Basic	10,760	10,570
Effect of dilutive securities	-	-
Diluted	10,760	10,570

Earnings (loss) per share - basic and diluted	$0.19	$(0.10)

See notes to consolidated financial statements.

CROWN CRAFTS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
JUNE 28, 2026 AND MARCH 29, 2026
(amounts in thousands, except share and per share amounts)

	June 28, 2026	March 29, 2026

ASSETS
Current assets:
Cash and cash equivalents	$194	$200
Accounts receivable - net of allowances of $1,563 and $1,521, respectively
Due from factor	11,557	16,280
Other	2,152	2,579
Inventories	26,792	28,365
Other current assets	4,512	-
Prepaid expenses	2,300	2,176
Total current assets	47,507	49,600

Operating lease right of use assets	9,054	8,956
Property, plant and equipment - net of accumulated depreciation of $5,490 and $5,775, respectively	2,008	2,011
Intangible assets - net of accumulated amortization of $11,114 and $11,615, respectively	6,088	6,275
Deferred income taxes	3,737	3,657
Other assets	147	154
Total Assets	$68,541	$70,653

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,177	$4,913
Accrued royalties	347	532
Dividends payable	987	952
Operating lease liabilities, current	4,250	4,198
Accrued liabilities	2,093	1,283
Current maturities of long-term debt	1,991	1,991
Total current liabilities	14,845	13,869

Non-current liabilities:
Long-term debt	7,599	12,132
Operating lease liabilities, noncurrent	5,548	5,529
Reserve for unrecognized tax liabilities	334	310
Total non-current liabilities	13,481	17,971

Shareholders' equity:
Common stock - $0.01 par value per share; Authorized 40,000,000 shares at June 28, 2026 and March 29, 2026; Issued 13,674,249 shares at June 28, 2026 and March 29, 2026	137	137
Additional paid-in capital	59,605	59,402
Treasury stock - at cost - 2,913,962 shares at June 28, 2026 and March 29, 2026	(15,889)	(15,889)
Accumulated deficit	(3,638)	(4,837)
Total shareholders' equity	40,215	38,813
Total Liabilities and Shareholders' Equity	$68,541	$70,653

See notes to consolidated financial statements.